Exhibit 23.1

To Whom It May Concern:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1/A (File No. 333-284089) of Virpax Pharmaceuticals, Inc. (the "Company") of our report dated October 4, 2024, relating to the consolidated financial statements of the Company, which appear in this Registration Statement on Form S-1/A.

We also consent to the references to us under the headings "Experts" in such Registration Statement.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

January 17, 2025

 179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com